CYTEC

News & Information

Cytec Industries Inc. Five Garret Mountain Plaza Woodland Park, New Jersey 07424 www.cytec.com

Contact: Jodi Allen Investor Relations (973) 357-3283 Release Date: Immediate

Cytec Completes Sale of Pressure Sensitive Adhesives Product Line

Woodland Park, New Jersey, August 1, 2012 – Cytec Industries Inc. (NYSE:CYT) announced today that it has completed the previously announced sale of its Pressure Sensitive Adhesives product line to Henkel for approximately $105 million which includes working capital of approximately $15 million, subject to post-closing adjustments.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Achieving the results described in these statements involves a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in Cytec’s filings with the Securities and Exchange Commission.

Corporate Profile

Cytec’s vision is to deliver specialty chemical and material technologies beyond our customers’ imagination. Our focus on innovation, advanced technology and application expertise enables us to develop, manufacture and sell products that change the way our customers do business. Our pioneering products perform specific and important functions for our customers, enabling them to offer innovative solutions to the industries that they serve. Our products serve a diverse range of end markets including aerospace composites, structural adhesives, automotive and industrial coatings, electronics, inks, mining and plastics.

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